                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                         ____________________________

                 Bank One Trust Company, National Association
              (Exact name of trustee as specified in its charter)

A National Banking Association                            31-0838515
                                                          (I.R.S. employer
                                                          identification number)

 100 East Broad Street, Columbus, Ohio                    43271-0181
(Address of principal executive offices)                  (Zip Code)

                         Bank One Trust Company, N.A.
                               1 Bank One Plaza
                         Chicago, Illinois 60670-0430
   Attn: Sandra L. Caruba, Vice President and Senior Counsel, (312) 336-9436
           (Name, address and telephone number of agent for service)
                         _____________________________

                        UNIVERSAL HEALTH SERVICES, INC.
              (Exact name of obligor as specified in its charter)

Delaware                                                  23-2077891
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

367 South Gulph Road                                      19406
King of Prussia, Pennsylvania                             (ZIP Code)
(Address of principal executive offices)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following
        --------------------
            Information as to the trustee:

            (a)   Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor
        ------------------------------
            is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16.    List of exhibits. List below all exhibits filed as a
            -----------------
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificate of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.  A copy of the existing by-laws of the trustee.*

            5.  Not Applicable.

            6.  The consent of the trustee required by
                Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not Applicable.

            9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 23rd day of April, 2001.


            Bank One Trust Company, National Association,
            Trustee


            By /s/ Sandra L. Caruba
               Sandra L. Caruba
               Vice President


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3/A of Universal Health Services, Inc., filed with the Securities and Exchange Commission on February 1, 2000 (Registration No. 333-85781).

                                                                       EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         April 23, 2001


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Universal Health Services, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    Bank One Trust Company, National Association


                              By: /s/ Sandra L. Caruba
                                      Sandra L. Caruba
                                      Vice President

                                                                       EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 12/31/00  State #: 391581   FFIEC 032
Address:                100 Broad Street              Vendor ID: D         Cert #: 21377     Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                               Dollar Amounts in thousands    C300
                                                                                                                              ----
                                                                                               RCON     BIL  MIL THOU
                                                                                               ----     -------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                     RCON
                                                                                               ----
    a. Noninterest-bearing balances and currency and coin(1)............................       0081          64,969            1.a
    b. Interest-bearing balances(2).....................................................       0071               0            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)........................       1754               0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).....................       1773           4,286            2.b
3.  Federal funds sold and securities purchased under agreements to
    resell..............................................................................       1350       1,056,754            3.
4.  Loans and lease financing receivables:                                                     RCON
                                                                                               ----
    a. Loans and leases, net of unearned income (from Schedule RC-C)....................       2122         346,052            4.a
    b. LESS: Allowance for loan and lease losses........................................       3123             372            4.b
    c. LESS: Allocated transfer risk reserve............................................       3128               0            4.c
                                                                                               RCON
                                                                                               ----
    d. Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b and 4.c).....................................................       2125         345,680            4.d
5.  Trading assets (from Schedule RD-D).................................................       3545               0            5.
6.  Premises and fixed assets (including capitalized leases)............................       2145          21,835            6.
7.  Other real estate owned (from Schedule RC-M)........................................       2150               0            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................................       2130               0            8.
9.  Customers' liability to this bank on acceptances outstanding........................       2155               0            9.
10. Intangible assets (from Schedule RC-M)..............................................       2143          13,697           10.
11. Other assets (from Schedule RC-F)...................................................       2160         131,390           11.
12. Total assets (sum of items 1 through 11)............................................       2170       1,638,611           12.

________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:           Bank One Trust Company, N.A.      Call Date: 12/31/00         State #: 391581       FFIEC 032
Address:                       100 East Broad Street             Vendor ID: D                Cert #" 21377         Page RC-2
City, State Zip:               Columbus, OH 43271                Transit #: 04400003

Schedule RC-Continued

                                                                                                      Dollar Amounts in
                                                                                                      Thousands
                                                                                                      ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                           RCON
                                                                                        ----
        from Schedule RC-E, part 1)..............................................       2200          1,410,826          13.a
        (1) Noninterest-bearing(1)...............................................       6631            830,363          13.a1
        (2) Interest-bearing.....................................................       6636            580,463          13.a2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)
        (1) Noninterest bearing..................................................
        (2) Interest-bearing.....................................................


14.  Federal funds purchased and securities sold under agreements
     to repurchase:..............................................................       RCFD 2800             0          14
15.  a. Demand notes issued to the U.S. Treasury.................................       RCON 2840             0          15.a
     b. Trading Liabilities(from Sechedule RC-D).................................       RCFD 3548             0          15.b
16.  Other borrowed money:.......................................................       RCON
                                                                                        ----
     a. With original maturity of one year or less...............................       2332                  0          16.a
     b. With original  maturity of more than one year............................       A547                  0          16.b
     c. With original maturity of more than three years..........................       A548                  0          16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.....................       2920                  0          18.
19.  Subordinated notes and debentures...........................................       3200                  0          19.
20.  Other liabilities (from Schedule RC-G)......................................       2930             75,186          20.
21.  Total liabilities (sum of items 13 through 20)..............................       2948          1,486,012          21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...............................       3838                  0          23.
24.  Common stock................................................................       3230                800          24.
25.  Surplus (exclude all surplus related to preferred stock)....................       3839             45,157          25.
26.  a. Undivided profits and capital reserves...................................       3632            106,620          26.a
     b. Net unrealized holding gains (losses) on available-for-sale
     securities..................................................................       8434                 22          26.b
     c. Accumulated net gains (losses) on cash flow hedges.......................       4336                  0          26.c
27.  Cumulative foreign currency translation adjustments.........................
28.  Total equity capital (sum of items 23 through 27)...........................       3210            152,599          28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).......................................       3300          1,638,611          29.

Memorandum
To be reported only with the March Report of Condition.
                                                                                                                -----------------
1.   Indicate in the box at the right the number of the statement below that best                                N/A    Number
     describes the most comprehensive level of auditing Number work performed for                                       M.1.
     the bank by independent external auditors as of any date during 1996..............RCFD 6724.......        -----------------
1 = Independent audit of the bank conducted in accordance                     4. = Directors' examination of the bank performed by
     with generally accepted auditing standards by a certified                     other external auditors (may be required by state
     public accounting firm which submits a report on the bank                     chartering authority)
2 = Independent audit of the bank's parent holding company                    5  = Review of the bank's financial statements by
     conducted in accordance with generally accepted auditing                      external auditors
     standards by a certified public accounting firm which                    6  = Compilation of the bank's financial statements
     submits a report on the consolidated holding company                          by external auditors
     (but not on the bank separately)                                         7  = Other audit procedures (excluding tax preparation
3 =  Directors' examination of the bank conducted in                               work)
     accordance with generally accepted auditing standards                    8  = No external audit work
     by a certified public accounting firm (may be required by
     state chartering authority)

________________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.